Exhibit 99.1

MICROSOFT AND REALNETWORKS RESOLVE ANTITRUST CASE AND ANNOUNCE DIGITAL MUSIC AND GAMES
PARTNERSHIP

New partnership brings Rhapsody® subscription service and RealNetworks’ games to millions of Microsoft’s MSN users

SEATTLE, WA — October 11, 2005 — Microsoft (Nasdaq “MSFT”) and RealNetworks, Inc. (Nasdaq “RNWK”) today announced three agreements valued at $761 million to RealNetworks to settle their antitrust case and create a new partnership to innovate and promote consumer choices in digital music and games.

The three agreements include an agreement to resolve all the companies’ antitrust disputes worldwide; an agreement for a wide-ranging digital music collaboration between the parties, including promotional and marketing support of Real’s leading digital music subscription service, Rhapsody®, on MSN properties; and an agreement to offer RealNetworks’ digital games through MSN Games and Xbox Live Arcade for Xbox 360.

Under the music and games agreements, Microsoft is scheduled to pay Real $301 million in cash and provide services over 18 months in support of Real’s product development, distribution, and promotional activities. Microsoft will earn credits at predetermined market rates to be applied to the $301 million for subscribers delivered to Real through MSN. Additionally, Real will take steps to support MSN Search, and Real and Microsoft will jointly promote use of Windows Media technologies with Rhapsody to Go.

The antitrust and technology assurance agreement resolves all antitrust disputes worldwide, based on a $460 million up-front cash payment to resolve all damages claims and a series of technology licenses and commitments under which Real will obtain long-term access to important Windows Media technologies that will enhance Real’s media software solutions.

“Today we’re closing one chapter and opening a new one in our relationship with Microsoft,” said Rob Glaser, Founder and CEO of RealNetworks. “The legal chapter is being closed with an appropriate and fair outcome that sets the stage for a very productive and collaborative relationship between our companies. By integrating Real’s premier music and games services into Microsoft’s very popular MSN service, we will reach more consumers today and deliver even better products and services tomorrow.”

“This agreement will provide MSN’s millions of customers with easier access to subscription services for the music and games they love,” said Bill Gates, Microsoft’s chairman and chief software architect. “Digital music is one of the fastest growing segments of the online entertainment industry, and by promoting Rhapsody’s subscription music services from within MSN, we will provide a better experience for our users.”

Music and Games Partnerships
Working together, Microsoft and Real will bring exciting new music experiences to consumers by featuring Rhapsody from within the MSN homepage, MSN Music, MSN Search, and MSN Messenger. The music collaboration agreement includes the following elements:

•	MSN Messenger users will be able to share and play music while chatting, from the library of over 1 million songs in Rhapsody, in a convenient and legal way;

•	MSN Search will use Rhapsody’s critically acclaimed music editorial catalogue to help users find the music they love and to discover new artists;

•	The two companies will jointly develop and implement a search integration plan which will enable Real’s customers to easily use MSN Search within RealPlayer;

•	MSN Search will feature Rhapsody links to music in music related search results;

•	The agreement enables Real to purchase advertising on MSN Search and on the MSN Network to promote Rhapsody;

•	Both companies will promote the use of Windows Media portable devices for use with Rhapsody to Go.

Additionally, Microsoft and Real will collaborate in the casual games arena. Casual games has become a rapidly growing segment in digital entertainment and includes such games as the very popular Bejeweled® and SuperCollapse® as well as old favorites like Scrabble® and Solitaire. In this new games partnership, Real, a leading developer of casual games, will create a new subscription service to be offered on MSN Games and Real will also develop a series of new casual games for Xbox Live Arcade for Xbox 360.

Antitrust Settlement
Today’s agreement includes a global settlement of all antitrust disputes, including the lawsuit brought by Real against Microsoft nearly two years ago in the United States and Real’s participation in the proceedings initiated by the European Union and Korea. The agreement includes a variety of assurances regarding the design of the Windows operating system, including Windows Media Player, and access for Real to a broad range of Windows platform technologies. Among other things, Microsoft will provide Real expanded access and long-term licenses to a wide range of Windows Media and security technologies, that will enable Real to build services and software that enhance consumer’s experience with Real’s products and services and take advantage of innovations in Windows Vista. Under the agreement:

•	Microsoft and Real will work together to enhance the functionality and performance of Real’s software products and services on the Windows operating system.

•	Over time, Microsoft will develop and document additional Windows media interfaces that will enable Real to build richer, secure media experiences that take advantage of a broader set of media functionalities throughout Windows.

•	Microsoft will enhance consumers’ ability to access Real’s software products in simple and straightforward ways, enabling consumers easily to choose their preferred settings for playing media files and managing other media experiences.

•	Microsoft will design Windows Vista so that if a user seeks to play a Real media file that has no playback software on the PC, Windows will redirect the user who consents to a web page that enables the user to download the Real software needed to play the Real media file.

•	Microsoft and Real will work together to enhance interoperability between Microsoft’s Windows Media and Real’s Helix Digital Rights Management systems. Microsoft will also enable Real to facilitate the playback of content on non-Windows portable devices and personal computers using Windows Media DRM.

•	Microsoft has provided Real contractual assurances ensuring Real broad access to the PC OEM distribution channel.

“This agreement ensures that Microsoft can innovate and that other media players can compete in a broad marketplace,” said Brad Smith, senior vice president and general counsel at Microsoft. “We’ve resolved our disagreements from the past and put in place a foundation for collaboration in the future.”

“Today’s agreement is a significant achievement for our companies. In one stroke, we have fully resolved our outstanding antitrust claims and forged an alliance with a strong partner to deliver innovations in great new music and games to our customers,” said Bob Kimball, senior vice president and general counsel at RealNetworks.

Media Contacts:
RealNetworks:

Press: Jeremy Pemble, RealNetworks — (206) 892-6614 jpemble@real.com

Financial: Caroline Hughes, RealNetworks — (206) 892-6718 carolinehughes@real.com

Microsoft:
For more information, print and online media only:

Rapid Response Team, Waggener Edstrom — +1 (503) 443-7070 rrt@wagged.com

For more information, global electronic media only:

Media Relations, Global Communications & Television — (212) 339-9920 mediarelations@gctv.com

For more information, financial analysts only:

Colleen Healy, Microsoft Investor Relations, — (425) 703-0597

ABOUT MICROSOFT
Founded in 1975, Microsoft is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

ABOUT REALNETWORKS, INC.
RealNetworks, Inc. is the leading creator of digital media services and software including Rhapsody®, RealPlayer 10, and casual PC and mobile games. RealNetworks has more than two million subscribers to its premium content subscription services. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronics devices. RealNetworks’ corporate information is located at http://www.realnetworks.com/company.

Forward Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) the parties’ successful implementation of the agreements between them; (b) the enhancement of RealNetworks’ services and software through access to Microsoft’s technologies; (c) the future reach and quality of RealNetworks’ products and services; (d) future access to services on MSN and the growth of digital music services; (e) the future quality of music services contemplated by the music agreement; (f) the creation of a new games subscription service and new casual games by RealNetworks; (g) the benefit to consumers from technical collaboration between Microsoft and RealNetworks; and (h) RealNetworks’ access to the PC OEM distribution channel. Factors that could cause actual results to differ from the results predicted include: risks relating to the timely development, production, marketing and acceptance of the products, services and technologies contemplated by the agreements between the parties; the development by Microsoft of new technology offerings and programs, and RealNetworks’ ability to gain timely access to such offerings and programs; the timing of the launch of Windows Vista and other Microsoft products and services, and new RealNetworks products and services; consumer acceptance of RealNetworks’ products and services; RealNetworks’ ability to fully access and utilize the technology programs and licenses granted by Microsoft in a timely fashion to provide support for RealNetworks’ consumer software and for integration of the parties’ digital rights managements products; development and consumer acceptance of legal online music distribution services; the potential that RealNetworks will be unable to continue to enter into commercially attractive agreements with PC OEMs for the distribution of RealNetworks’ consumer software; the emergence of new entrants and competition in the market for digital media subscription offerings; and competitive risks, including competing technologies, products and services.

More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31,and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission.

Microsoft, Windows, Windows Vista and Windows Server are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries. The names of actual companies and products mentioned herein may be the trademarks of their respective owners. RealNetworks, Helix, Rhapsody and RealPlayer are trademarks or registered trademarks of RealNetworks, Inc.